EXHIBIT 4.5
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                         EGTRRA AMENDMENT TO THE
                         AUTOMATIC DATA PROCESSING
                         DEFINED CONTRIBUTION PLAN


                                 ARTICLE I
                                 PREAMBLE

1.1 ADOPTION AND EFFECTIVE DATE OF AMENDMENT. This amendment of the Automatic Data Processing Defined Contribution Plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") and incorporates for administrative convenience EGTRRA amendments previously adopted prior to January 1, 2002. This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this amendment shall be effective as of the first day of the first Plan Year beginning after December 31, 2001. Notwithstanding the foregoing, this amendment shall apply with respect to any plan that is first amended and restated into the form of this Prototype Plan after December 31, 2001, as of the dates set forth herein solely to the extent not inconsistent with any amendment to said plan designed to comply with EGTRRA with an effective date prior to such amendment and restatement; otherwise, the provisions of this amendment will apply as of the date of such amendment and restatement.

1.2 ADOPTION BY PROTOTYPE SPONSOR. Except as otherwise provided herein, pursuant to Section 5.01 of Revenue Procedure 2000-20 (or pursuant to the corresponding provision in Revenue Procedure 89-9 or Revenue Procedure 89-13), the sponsor hereby adopts this amendment on behalf of all adopting Employers.

1.3 SUPERSESSION OF INCONSISTENT PROVISIONS. This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.


                                ARTICLE II
                          HARDSHIP DISTRIBUTIONS

2.1 APPLICABILITY AND EFFECTIVE DATE. This Article shall apply for calendar years beginning after 2001.

2.2 SUSPENSION PERIOD FOLLOWING HARDSHIP DISTRIBUTION. A Participant who receives a distribution of Elective Deferrals after December 31, 2001, on account of hardship shall be prohibited from making elective deferrals and after-tax voluntary Employee contributions under this and all other plans of the Employer for 6 months after receipt of the distribution. Furthermore, a Participant who receives a distribution of Elective Deferrals in calendar year 2001 on account of hardship shall be prohibited from making elective deferrals and after-tax voluntary Employee contributions under this and all other plans until the later of January 1, 2002, or 6 months after receipt of the distribution.

2.3 POST-HARDSHIP LIMIT ON ELECTIVE DEFERRALS. In accordance with Internal Revenue Service Notice 2002-4, the limit on the amount of a Participant's Elective Deferrals under the Plan (and elective deferrals under all other plans maintained by the Employer) in the taxable year following the taxable year of a hardship distribution is eliminated effective for calendar years beginning after December 31, 2001


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                                ARTICLE III
                          CATCH-UP CONTRIBUTIONS

3.1 APPLICABILITY AND EFFECTIVE DATE. This Article shall only apply to a Plan if the Plan Year is a calendar year. If this Article is applicable to a Plan in accordance with the preceding sentence, this Article shall be effective for Plan Years beginning on or after January 1, 2002; provided, however, that if the Plan covers only collectively bargained employees and is maintained under one or more collective bargaining agreements between Employee representatives and one or more Employers in effect on January 1, 2002, the effective date of this Article may be delayed if the Employer so directs in a writing, but in no event later than the first Plan Year beginning after the termination of said collective bargaining agreements.

3.2 CATCH-UP CONTRIBUTIONS. All Employees who are eligible to make Elective Deferrals and who will attain age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions. Catch-up contributions shall be eligible for a Matching Contribution.


                                ARTICLE IV
                                PLAN LOANS

PLAN LOANS FOR OWNER-EMPLOYEES OR SHAREHOLDER-EMPLOYEES. If the Plan permits loans to be made to Participants, then effective for Plan loans made after December 31, 2001, Plan provisions prohibiting loans to any Owner-Employee or Shareholder-Employee shall cease to apply.


                                 ARTICLE V
           LIMITATIONS ON CONTRIBUTIONS (IRC SECTION 415 LIMITS)

5.1 EFFECTIVE DATE. This Article shall be effective for Limitation Years beginning after December 31, 2001.

5.2    MAXIMUM ANNUAL ADDITION.  Except to the extent permitted under
       Article X of this amendment and Section 414(v) of the Code, if applicable, the Annual Addition that may be contributed or allocated to a Participant's account under the Plan for any Limitation Year shall not exceed the lesser of:

       a.   $40,000, as adjusted for increases in the cost-of-living under
            Section 415(d) of the Code, or

       b. 100 percent of the Participant's compensation, within the meaning of Section 415(c)(3) of the Code, for the limitation year.

       The compensation limit referred to in Section 5.2(b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition.







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                                ARTICLE VI
                      MODIFICATION OF TOP-HEAVY RULES

6.1 EFFECTIVE DATE. This Article shall apply for purposes of determining whether the Plan is a top-heavy plan under Section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years. This Article amends the top-heavy provisions of the Plan.

6.2    DETERMINATION OF TOP-HEAVY STATUS.

6.2.1 KEY EMPLOYEE. Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the "determination date" was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1 percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

6.2.2 DETERMINATION OF PRESENT VALUES AND AMOUNTS. This Section 6.2.2 shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the "determination date".

       a. DISTRIBUTIONS DURING YEAR ENDING ON THE "DETERMINATION DATE". The present values of accrued benefits and the amounts of account balances of an Employee as of the "determination date" shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the "determination date". The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

       b. EMPLOYEES NOT PERFORMING SERVICES DURING YEAR ENDING ON THE "DETERMINATION DATE". The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the "determination date" shall not be taken into account.

6.3    MINIMUM BENEFITS.

6.3.1 MATCHING CONTRIBUTIONS. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.





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6.3.2  CONTRIBUTIONS UNDER OTHER PLANS.  The Employer may provide in the
       Adoption Agreement that the minimum benefit requirement shall be met in another plan (including another plan that consists solely of a cash or deferred arrangement which meets the requirements of
       Section 401(k)(12) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) of the Code are met).


                                ARTICLE VII
                             DIRECT ROLLOVERS

7.1 EFFECTIVE DATE. This Article shall apply to distributions made after December 31, 2001.

7.2 MODIFICATION OF DEFINITION OF "ELIGIBLE RETIREMENT PLAN". For purposes of the direct rollover provisions of the Plan, an "eligible retirement plan" shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under
       Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of "eligible retirement plan" shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

7.3 MODIFICATION OF DEFINITION OF "ELIGIBLE ROLLOVER DISTRIBUTION" TO EXCLUDE HARDSHIP DISTRIBUTIONS. For purposes of the direct rollover provisions of the Plan, any amount that is distributed on account of hardship shall not be an "eligible rollover distribution" and the "distributee" may not elect to have any portion of such a distribution paid directly to an "eligible retirement plan".

7.4 MODIFICATION OF DEFINITION OF "ELIGIBLE ROLLOVER DISTRIBUTION" TO INCLUDE AFTER-TAX VOLUNTARY EMPLOYEE CONTRIBUTIONS. For purposes of the direct rollover provisions in the Plan, a portion of a distribution shall not fail to be an "eligible rollover distribution" merely because the portion consists of after-tax voluntary Employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.


                               ARTICLE VIII
                        ROLLOVERS FROM OTHER PLANS

8.1 EFFECTIVE DATE. This Article shall apply to rollovers from other plans to the Plan made after December 31, 2001.

8.2 ROLLOVERS FROM OTHER PLANS. The Plan will accept rollovers of eligible rollover distributions as defined in the Code as specified below from the following types of plans:

       a. a qualified plan described in section 401(a) or 403(a) of the Code;





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       b.   an annuity contract described in section 403(b) of the Code;
            and

       c. an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

       In addition, the plan will accept a Participant's rollover of the portion of a distribution from an individual retirement account or annuity described in section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

       Notwithstanding anything in this Section 8.2, the Plan shall not accept a rollover of after-tax employee contributions from any plan.


                                ARTICLE IX
                        REPEAL OF MULTIPLE USE TEST

REPEAL OF MULTIPLE USE TEST. The multiple use test described in Treasury Regulation Section 1.401(m)-2 and the Plan shall not apply for Plan Years beginning after December 31, 2001.


                                 ARTICLE X
                            ELECTIVE DEFERRALS

ELECTIVE DEFERRALS - CONTRIBUTION LIMITATION. No Participant shall be permitted to have elective deferrals made under this Plan, or any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Article III of this amendment and Section 414(v) of the Code, if applicable.


                                ARTICLE XI
                        SAFE HARBOR PLAN PROVISIONS

MODIFICATION OF TOP-HEAVY RULES. The top-heavy requirements of Section 416 of the Code and the Plan shall not apply in any year beginning after December 31, 2001, in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and matching contributions with respect to which the requirements of
Section 401(m)(11) of the Code are met.


                                ARTICLE XII
                 DISTRIBUTION UPON SEVERANCE OF EMPLOYMENT

12.1 EFFECTIVE DATE. This Article shall apply for distributions and transactions made after December 31, 2001, regardless of when the severance of employment occurred.

12.2 NEW DISTRIBUTABLE EVENT. A participant's Elective Deferrals, Qualified Nonelective Contributions, qualified matching contributions, and earnings attributable to these contributions shall be distributed on account of the Participant's severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.






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                               ARTICLE XIII
                      INCREASE IN COMPENSATION LIMIT

INCREASE IN COMPENSATION LIMIT. The annual Compensation of each Employee taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B). Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.


                                ARTICLE XIV
                VESTING OF EMPLOYER MATCHING CONTRIBUTIONS

14.1 APPLICABILITY. This Article shall apply to Participants with accrued benefits derived from matching contributions without regard to whether such Participants complete an Hour of Service under the Plan in a Plan Year beginning after December 31, 2001. This Article shall be effective for Plan Years beginning on or after January 1, 2002; provided, however, that if the Plan covers only collectively bargained employees and is maintained under one or more collective bargaining agreements between Employee representatives and one or more Employers ratified by June 7, 2001, this Article shall not be effective until the Employer has so elected in a writing, but in no event later than the first Plan Year beginning after the earlier of: (a) the later of (i) the date on which the last of the collective bargaining agreements terminates (determined without regard to any extension on or after June 7, 2001), or (ii) January 1, 2002; or (b) January 1, 2006.

14.2 VESTING SCHEDULE. Unless, and except to the extent that, an Employer has elected a faster vesting schedule in the Adoption Agreement, a Participant's accrued benefit derived from matching contributions shall vest in accordance with the following:

14.2.1 CLIFF VESTING SCHEDULE. If, as of December 31, 2001, the Plan provides for a 4-year or 5-year "cliff" vesting schedule, a Participant's accrued benefit derived from matching contributions shall be Vested upon the Participant's completion of three years of Vesting Service.

14.2.2 "STANDARD" SEVEN-YEAR GRADED VESTING SCHEDULE.  If, as of
       December 31, 2001, the Plan provides for a "standard" seven-year graded vesting schedule as set forth below, the Vested percentage of a Participant's accrued benefit derived from matching contributions shall be determined in accordance with the new six year graded vesting schedule set forth below:

       STANDARD SEVEN-YEAR GRADED VESTING SCHEDULE

       VESTING SERVICE        VESTED PERCENTAGE
       ---------------        -----------------

       Less than 3 years              0%
       3 years                       20%
       4 years                       40%
       5 years                       60%
       6 years                       80%
       7 years                      100%








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       NEW SIX-YEAR GRADED VESTING SCHEDULE

       VESTING SERVICE        VESTED PERCENTAGE
       ---------------        -----------------
       Less than 2 years              0%
       2 years                       20%
       3 years                       40%
       4 years                       60%
       5 years                       80%
       6 years                      100%

14.2.3 "NON-STANDARD" GRADED VESTING SCHEDULE. If, as of December 31, 2001, the Plan provides for a graded vesting schedule other than a "standard" seven-year graded vesting schedule as set forth in
       Section 14.2.2 which does not satisfy the minimum required vesting under the six-year graded vesting schedule set forth in Code
       Section 411(a)(12)(B) as added by EGTRRA, the nonforfeitable percentage of a Participant's accrued benefit derived from matching contributions shall be determined by amending the Plan's existing vesting schedule so that any Vested percentage for a given year that does not meet the minimum required vesting under Section 411(a)(12)(B) shall be increased to the minimum required Vested percentage in accordance with said six-year graded vesting schedule.


                                ARTICLE XV
              ROLLOVERS DISREGARDED IN INVOLUNTARY CASH-OUTS

15.1. APPLICABILITY AND EFFECTIVE DATE. This Article shall be effective for distributions made from the Plan after December 31, 2001.

15.2. ROLLOVERS DISREGARDED IN DETERMINING VALUE OF ACCOUNT BALANCES FOR INVOLUNTARY DISTRIBUTIONS. For purposes of Sections 6.4, 6.5, 6.6, and 6.9 of the Plan, the value of a Participant's Vested benefit shall be determined without regard to that portion of the Vested benefit that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16). If
       the value of the Participant's Vested benefit as so determined is $5,000 or less, the Plan shall distribute the Participant's entire Vested benefit in accordance with the applicable Plan provision as soon as practicable thereafter.



























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